Exhibit 99.2

LINCOLN EDUCATIONAL SERVICES CORPORATION LAUNCHES PLAN TO
STREAMLINE BUSINESS AND FOCUS OPERATIONS ON TRANSPORTATION &
SKILLED TRADES SEGMENT

Lincoln to Divest Health & Other Professions Segment;
Financial Advisor Engaged to Conduct Segment Sale

WEST ORANGE, N.J., November 3, 2015 -- Lincoln Educational Services Corporation (Nasdaq: LINC) today announced that the Board of Directors has approved a plan to divest its Healthcare and Other Professions business segment.  Implementation of the plan will streamline Lincoln’s operations to focus solely on the Transportation and Skilled Trades segment which is attracting a growing number of corporate partners including Audi, BMW, Fiat/Chrysler, AutoNation and Hendrick Automotive.  Due to the Board’s decision to divest the Healthcare and Other Professions business segment, this segment is expected to be classified as discontinued operations beginning in the fourth quarter of 2015.

The Board has engaged the investment bank Scura Paley & Company to advise and assist in the sale of the Healthcare and Other Professions business segment.  A sale of the segment is expected to be closed during 2016.

“After thorough examination, our team and the Board of Directors determined that the optimal strategy for Lincoln to return to growth and maximize shareholder value would be to streamline our focus to our Transportation and Skilled Trades segment,” said Scott Shaw, Lincoln’s President and CEO. “This segment has been the cornerstone of Lincoln’s success since 1946.  Our Transportation and Skilled Trades segment over these past 70 years was built on the work and commitment of exceptional students, faculty and administrators.  It is the strength of our curriculum and facilities that continues to attract corporate partners who understand the benefit of Lincoln’s training.”

“It was a difficult decision to divest our Healthcare and Other Professions segment, especially with the inspiring dedication and hard work our faculty and staff bring to these schools each and every day,” added Mr. Shaw.  “Our commitment to our students will not change during this transition and we are confident that these schools will provide a positive contribution to a company that is focused on this segment and who will provide the investment necessary to get them back to growth.”

Lincoln will discuss in more detail the divestiture plan during its third quarter results conference call that will be conducted tomorrow, November 4 at 10 a.m. ET.

About Lincoln Educational Services Corporation

Lincoln Educational Services Corporation is a provider of diversified career-oriented post-secondary education.  Lincoln offers recent high school graduates and working adults degree and diploma programs.  The Company operates under three reportable segments: Transportation and Skilled Trades, Healthcare and Other Professions, and Transitional.  Lincoln has provided the workforce with skilled technicians since its inception in 1946.  Lincoln currently operates 31 campuses in 15 states under five brands: Lincoln College of Technology, Lincoln Technical Institute, Euphoria Institute of Beauty Arts and Sciences, Lincoln Culinary Institute and Lincoln College of New England.  As of June 30, 2015, approximately 12,450 students were enrolled at Lincoln’s campuses.

SAFE HARBOR

Statements in this press release regarding Lincoln’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company or acquisitions; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations, including final rules that took effect during 2011 and other pending rulemaking by the U.S. Department of Education; uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in our annual report on Form 10-K for the year ended December 31, 2014.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Lincoln’s annual report on Form 10-K for the year ended December 31, 2014.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT: Lincoln Educational Services Corporation
Brian Meyers, CFO
973-736-9340

EVC Group, Inc.
Doug Sherk, dsherk@evcgroup.com; 646-445-4800
Chris Dailey, cdailey@evcgroup.com; 646-445-4800